                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material under Rule 14a-12

                                TECHNITROL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

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     3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.  Proposed maximum aggregate value of transaction:

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     5.  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:
                                                    ----------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.  Amount Previously Paid:

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     4.  Date Filed:

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

                               [Technitrol LOGO]

                             ---------------------

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING

                                  MAY 21, 2003
                             ---------------------

     Our annual shareholders meeting will be on Wednesday, May 21, 2003, at 5:00 P.M. in the Library Lounge of The Union League of Philadelphia. The Union League is located at 140 South Broad Street, Philadelphia, Pennsylvania. The agenda is to:

          1) Elect three directors for a three-year term; and

          2) Transact any other business brought before the meeting.

     If you were a shareholder on March 7, 2003, you may vote at the meeting.

                                          By order of the board of directors,

                                          [DREW A. MOYER SIGNATURE]
                                          Drew A. Moyer
                                          Vice President and Corporate Secretary

Trevose, Pennsylvania
March 26, 2003

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT.
 Please return the enclosed proxy as soon as possible in the envelope provided.

                               [Technitrol LOGO]

                             ---------------------

                             1210 NORTHBROOK DRIVE
                                   SUITE 385
                               TREVOSE, PA 19053
                                  215-355-2900

                             ---------------------

                                PROXY STATEMENT
                          ANNUAL SHAREHOLDERS MEETING
                            WEDNESDAY, MAY 21, 2003
                             ---------------------

                                  INTRODUCTION

                             ---------------------

     THIS PROXY STATEMENT IS DISTRIBUTED ON BEHALF OF OUR BOARD OF
DIRECTORS. We are sending it to you to solicit proxies for voting at our 2003 annual meeting. The meeting will be held in the Library Lounge of The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania. The meeting is scheduled for Wednesday, May 21, 2003, at 5:00 P.M. If necessary, the meeting may be continued at a later time. This proxy statement, the proxy card and a copy of our annual report have been mailed by March 26, 2003 to our shareholders of record as of March 7, 2003. Our annual report includes our financial statements for 2002 and 2001.

     The following section includes answers to questions that are frequently asked about the voting process.

     Q:  HOW MANY VOTES CAN I CAST?

     A: Holders of common stock as of March 7, 2003 are entitled to one vote per share on all items at the annual meeting except in the election of directors, which is by cumulative voting.

     Q:  WHAT IS CUMULATIVE VOTING?

     A: For the election of directors, cumulative voting means that you can multiply the number of votes to which you are entitled by the total number of directors to be elected. You may then cast the whole number of votes among one or more candidates in any proportion. If you want to vote in person and use cumulative voting for electing directors, you must notify the chairman of the annual meeting before voting.

     Q:  HOW DO I VOTE?

     A: There are two methods. You may attend the meeting and vote in person, or you may complete and mail the proxy card.

     Q:  WHAT VOTE IS NECESSARY FOR ACTION?

     A: In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected (three), will be elected. Approval of all other matters requires the affirmative vote of a majority of shares represented in person or by proxy at the annual meeting and entitled to vote.

     Q:  HOW WILL THE PROXIES BE VOTED?

     A: Proxies signed and received in time will be voted in accordance with your directions. If no direction is made, the shares will be voted for the election of the three nominated directors. Unless you indicate otherwise on the proxy card, Drew A. Moyer and James M. Papada, III, the proxies, will be able to vote cumulatively for the election of directors. If you later wish to revoke your proxy, you may do so by notifying our Secretary in writing prior to the vote at the meeting. If you timely revoke your proxy by notifying our Secretary in writing, you can still vote in person at the meeting.

     Q:  WHAT IS A QUORUM?

     A: A majority of the outstanding common shares represents a quorum. A quorum of common shares is necessary to hold a valid meeting. Shares represented in person or by proxy at the annual meeting will be counted for quorum purposes. Abstentions are counted as present for establishing a quorum. Broker non-votes are counted as present for establishing a quorum for all matters to be voted upon.

     Q:  WHAT ARE BROKER NON-VOTES?

     A: Broker non-votes are proxies where the broker or nominee does not have discretionary authority to vote shares on the matter. As a result, abstentions and broker non-votes have no effect on the outcome of the vote for the election of directors. They have the same effect as votes against the approval of all other proposals.

     Q:  HOW MANY SHARES ARE OUTSTANDING?

     A: There are 40,157,378 shares of common stock entitled to vote at the annual meeting. This was the number of shares outstanding on March 7, 2003. There are no other classes of stock outstanding and entitled to vote.

     Q:  WHO PAYS FOR SOLICITING THE PROXIES?

     A: Technitrol will pay the cost of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement. We may solicit proxies by mail, telephone, facsimile, through brokers and banking institutions, or by our officers and regular employees.

                        DISCUSSION OF MATTERS FOR VOTING

ITEM 1.  ELECTION OF DIRECTORS

     There are three classes of directors on the board of directors. The only difference between each class is when they were elected.

     - Graham Humes and C. Mark Melliar-Smith are Class I directors whose terms expire in 2005.

     - John E. Burrows, Jr., Rajiv L. Gupta and James M. Papada, III, are Class II directors whose terms expire in 2003. Messrs. Burrows, Gupta and Papada were nominated for election at this meeting. If elected, their terms will expire in 2006. They were recommended to the board by its Governance Committee on January 22, 2003.

     - Stanley E. Basara, David H. Hofmann and Edward M. Mazze, are Class III directors whose terms expire in 2004.

     Votes on proxy cards will be cast equally for Messrs. Burrows, Gupta and Papada, unless you indicate otherwise on the proxy card. However, as noted above, the persons designated as proxies may cumulate their votes. You are permitted to vote cumulatively and may indicate this alternative on the enclosed proxy. Messrs. Burrows, Gupta and Papada are current directors and we do not expect that any of them will be unable or unwilling to serve as director. If that occurs, the board may nominate another person in place of any one of them.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU ELECT JOHN E. BURROWS, JR., RAJIV L. GUPTA AND JAMES M. PAPADA, III FOR A TERM OF THREE YEARS.

ITEM 2.  OTHER BUSINESS

     The board does not know of any other matters to come before the meeting. However, if additional matters are presented to the meeting, Drew A. Moyer and James M. Papada, III as proxies will vote using what they consider to be their best judgment.

               PERSONS OWNING MORE THAN FIVE PERCENT OF OUR STOCK

     The following table describes persons we know to have beneficial ownership of more than 5% of our common stock at March 6, 2003. Our knowledge is based on reports filed with the Securities and Exchange Commission by each person or entity listed below. Beneficial ownership refers to shares that are held directly or indirectly by the owner. No other classes of stock are outstanding.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF   PERCENT
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP   OF CLASS
-------------------                                           --------------------   --------
State Street Research &.....................................       3,578,400(1)        8.91%
Management Company
One Financial Center, 30th Floor
Boston, MA 02111-2690
Virginia Frese Palmer.......................................       2,566,500(2)        6.39%
Palmer Family Trusts                                                Indirect
7147 Sabino Vista Circle
Tucson, AZ 85750

---------------

(1) Of the aggregate 3,578,400 shares reported as beneficially owned by State Street, it has sole dispositive power over all 3,578,400 shares and sole voting power over all 3,578,400 shares. State Street disclaims beneficial ownership of all 3,578,400 shares. The information provided for State Street is based on a Schedule 13G filed by it on February 15, 2003.

(2) 1,779,184 of these shares are held in the Palmer Family Trust -- Survivor's Share, 651,300 of these shares are held in the Virginia Frese Palmer Charitable Remainder Unitrust, dated June 20, 2000, and 136,016 of these shares are held in the Palmer Family Trust -- Residuary Trust Share. The co-trustees of these three trusts are Virginia Frese Palmer and J. Barton Harrison. Mrs. Palmer and Mr. Harrison share voting power and investment power. Mrs. Palmer is the widow of Gordon Palmer, Jr., one of the Company's founders. The information provided for Virginia Frese Palmer and the Palmer Family Trusts is based on a Schedule 13D dated October 10, 1997, as amended on November 14, 2000, and further amended on May 17, 2002.

                     STOCK OWNED BY DIRECTORS AND OFFICERS

     The following table describes the beneficial ownership of common stock by the five most highly compensated executive officers during 2002, all directors, and our directors and executive officers as a group at March 7, 2003.

                                                               AMOUNT AND NATURE OF     PERCENT
NAME                                                          BENEFICIAL OWNERSHIP(1)   OF CLASS
----                                                          -----------------------   --------
Stanley E. Basara...........................................           17,781(3)             *
John E. Burrows, Jr. .......................................           13,735(2)             *
Rajiv L. Gupta..............................................            6,655(2)             *
David H. Hofmann............................................            1,847(2)             *
Graham Humes................................................          224,495(4)             *
John L. Kowalski............................................           69,163(5)             *
David W. Lacey..............................................           13,372(2)             *
Edward M. Mazze.............................................           12,855(2)             *
C. Mark Melliar-Smith.......................................            1,985(2)             *
Drew A. Moyer...............................................           18,932(6)             *
James M. Papada, III........................................          124,095(7)             *
Albert Thorp, III...........................................           20,406(2)             *
Directors and executive officers as a group (14 people).....          536,797             1.34%

---------------

 *  Less than one percent (1%).

(1) Includes shares with restrictions and forfeiture risks under our restricted stock plans. Owners of restricted stock have the same voting and dividend rights as our other shareholders. They do not have the right to sell or transfer the shares. See Note (2) to the summary compensation table on page 10.

(2) Shares are directly owned by the officer or director.

(3) Includes 14,961 shares directly owned by Mr. Basara and 2,820 shares owned by Mr. Basara's spouse. Mr. Basara disclaims any beneficial interest in the shares owned by his spouse.

(4) Includes 157,382 shares directly owned by Mr. Humes, 35,068 shares owned by Mr. Humes' spouse, and 32,044 shares owned by a trust for which Mr. Humes' spouse is co-trustee. Mr. Humes disclaims any beneficial interest in the shares owned by his spouse or those shares owned by a trust for which his spouse is co-trustee.

(5) Includes 30,784 shares directly owned by Mr. Kowalski and 38,379 shares owned by a trust for which Mr. Kowalski and his spouse are co-trustees.

(6) Includes 7,728 shares directly owned by Mr. Moyer and 11,204 shares owned jointly with Mr. Moyer's spouse.

(7) Includes 116,835 shares directly owned by Mr. Papada and 7,260 shares owned jointly with Mr. Papada's spouse.

                        DIRECTORS AND EXECUTIVE OFFICERS

IDENTIFICATION AND BUSINESS EXPERIENCE

     The following table describes each person nominated for election to the board of directors, each director whose term will continue after the annual meeting, and the executive officers. Our executive officers are appointed to their offices annually.

NAME                                         AGE                        POSITION
----                                         ---                        --------
Stanley E. Basara.........................   69    Director
John E. Burrows, Jr. .....................   55    Director
Thomas J. Considine, Jr. .................   49    Vice President and Treasurer
Rajiv L. Gupta............................   57    Director
David H. Hofmann..........................   65    Director
Graham Humes..............................   70    Presiding Director
John L. Kowalski..........................   59    Senior Vice President
David W. Lacey............................   58    Vice President of Human Resources
Edward M. Mazze...........................   62    Director
C. Mark Melliar-Smith.....................   57    Director
Drew A. Moyer.............................   38    Vice President, Corporate Controller and Secretary
James M. Papada, III......................   54    Chairman of the Board, Chief Executive Officer and
                                                   President
David J. Stakun...........................   47    Vice President of Corporate Communications
Albert Thorp, III.........................   48    Senior Vice President

     There are no family relationships between any officers or directors. There are no arrangements or understandings between any officers or directors and another person which would provide for the other person to become an officer or director.

     Stanley E. Basara was the President and Chief Operating Officer of Panasonic Broadcast Systems Company, a provider of professional television equipment for television stations, from 1987 through his retirement in February 1999. Mr. Basara has served as a director of Technitrol since 1993.

     John E. Burrows, Jr. has been the President and Chief Executive Officer of SPI Holding Co., a global producer of specialty chemicals, since 1995. From 1990 through 1995, he was Vice President-North America of Quaker Chemical Corporation, a manufacturer and distributor of specialty chemicals and a provider of chemical management services for manufacturers. Mr. Burrows has served as a director of Technitrol since 1994.

     Thomas J. Considine, Jr. has served as our Vice President since May 2002 and also as our Treasurer since November 2000. From April 1998 until November 2000, he was the Treasurer of Vlasic Foods, a packaged food company. From October 1996 until March 1998, he held the position of Assistant Treasurer of Armstrong World Industries, Inc., a manufacturer of vinyl floors and ceilings. Prior to that, he held several finance positions at Campbell Soup Company, a packaged food company, from November 1990 until September 1996.

     Rajiv L. Gupta has been Chairman and Chief Executive Officer of Rohm and Haas Company, a specialty chemical manufacturer, since October 1999. Since joining Rohm and Haas in 1971, he has held various positions of increasing responsibility in finance and business. He has been a director of Rohm and Haas Company since December 1998. Mr. Gupta also serves on the boards of the American Chemistry Council, the Vanguard Group Inc. and Agere Systems Inc. Mr. Gupta has served as a director of Technitrol since April 1998.

     David H. Hofmann has been the President of The Bryce Company, LLC, a consumer packaging concern, since January 2000. Mr. Hofmann worked as a consultant to the consumer packaging industry from July 1997 through August 1999. From 1989 through July 1997, he served as President and Chief Executive Officer of Graphic Packaging Corporation, a manufacturer of packaging for consumer goods. From 1980 through 1989, he was President of the Perfecseal(R) Division of Paper Manufacturers Corporation, a manufacturer of sterile packaging for disposable medical devices. Mr. Hofmann is a director of the Bryce Company and has served as a director of Technitrol since 2000.

     Graham Humes was a principal of Compass Capital Partners, Ltd., a corporate finance advisory group, from 1995 through his retirement in June 1999. He was General Director of CARESBAC-St. Petersburg, a small business venture capital company in St. Petersburg, Russian Federation, from 1993 to 1995. He is a director of Brunschwig & Fils, Inc. Baltic Cranberry Corporation, Cherry Valley Spring Water Company and the George M. Leader Family Corporation. Mr. Humes has served as a director of Technitrol since 1987. Mr. Humes was elected presiding director in December 2002.

     John L. Kowalski has served as our Senior Vice President since May 2002. He served as our Vice President from 1995 until May 2002. He has also served as President of our subsidiary, Pulse Engineering, Inc., since 1995. Mr. Kowalski was President of the Fil-Mag Group, a former subsidiary of Technitrol, from January 1994 through its consolidation into Pulse in 1995, and he was General Manager of our Components Division from 1990 to 1995. Prior to joining us, he held various management positions at Honeywell International Inc., General Electric Company and Varian, Inc. Mr. Kowalski is a director of the San Diego World Trade Center.

     David W. Lacey has served as our Vice President of Human Resources since July 1998. Prior to joining us, he was Vice President of Human Resources with The Hay Group, Inc., a human resources consulting firm, from 1995 to June 1998, and was Senior Vice President and Deputy Director Human Resources for First Fidelity Bank from 1992 until 1995.

     Dr. Edward M. Mazze is Dean of the College of Business Administration and holder of the Alfred J. Verrecchia-Hasbro Inc. Leadership Chair in Business at the University of Rhode Island. From July 1993 to June 1998, he was Dean of The Belk College of Business Administration, The University of North Carolina at Charlotte. Previously, he held similar positions at Temple University and Seton Hall University. Dr. Mazze is an honorary Trustee of Delaware Valley College of Science and Agriculture and a member of the board of directors of Washington Trust Bancorp and the Barrett Growth Fund. He has served as a director of Technitrol since 1985.

     C. Mark Melliar-Smith has been a Venture Partner with Austin Ventures, a venture capital firm that focuses on telecommunications, semiconductor and software businesses, since January 2002. From January 1997 to December 2001, Mr. Melliar-Smith was President and Chief Executive Officer of International SEMATECH, a research and development consortium in the integrated circuit industry. He was Chief Technical Officer of Lucent Technologies Microelectrics, the forerunner of Agere Systems Inc., from January 1990 through December 1996. Mr. Melliar-Smith joined AT&T Corp. in 1970 and held a variety of key engineering and management positions, including Executive Director at Bell Laboratories, Inc. Photonics and Microelectrics Division. Mr. Melliar-Smith also serves as a director of Power One Inc. and Molecular Imprints, Inc. He became a director of Technitrol in January 2002.

     Drew A. Moyer has served as our Vice President since May 2002, our Secretary since 1997 and our Corporate Controller since 1995. Mr. Moyer joined us in 1989 and was our Corporate Accountant and Internal Auditor prior to 1995. Mr. Moyer was previously employed by Ernst & Young LLP and is a Certified Public Accountant.

     James M. Papada, III, has served as our Chairman of the Board since January 1996, and our Chief Executive Officer and President since July 1999. He has been a director of Technitrol since 1983. He was our interim Chief Executive Officer from January 8, 1999 to June 30, 1999. Before joining us, he was a partner in the law firm of Stradley Ronon Stevens & Young LLP from 1987 through June 1999. He was President and

Chief Operating Officer of Hordis Brothers, Inc., a glass fabricator, from 1983 until 1987. Mr. Papada is a director of Para-Chem Southern, Inc. a specialty chemicals manufacturer and distributor.

     David J. Stakun joined us in March 1997 and has served as our Vice President, Corporate Communications since January 1999. From 1987 until March 1997, Mr. Stakun held various communications positions of increasing responsibility at Bell Atlantic Corporation (now Verizon Communications), including Director-Corporate and Financial Communications from 1995 until joining us. Before joining Bell Atlantic, Mr. Stakun held various communications positions at Sears, Roebuck and Co. and Peoples Energy Corporation.

     Albert Thorp, III has served as our Senior Vice President since May 2002. He has also served as President of our subsidiary, AMI Doduco, since May 2002. Mr. Thorp served as our Vice President of Finance and Chief Financial Officer from 1995 until May 2002. He joined Technitrol as Corporate Controller in 1989, and he held the additional position of Treasurer from May 1995 until March 1997 and from July 2000 to November 2000. Mr. Thorp is a Certified Public Accountant.

COMMITTEES

     Our board of directors has three standing committees. The members of each committee are non-employee directors. The current members are:

AUDIT                    COMPENSATION                     GOVERNANCE
-----                    ------------                     ----------
Graham Humes, Chairman   John E. Burrows, Jr., Chairman   Stanley E. Basara, Chairman
David H. Hofmann         Rajiv L. Gupta                   Mark Melliar-Smith
Edward M. Mazze

     The board held seven meetings in 2002, including regularly scheduled and special meetings. No director attended fewer than 75% of the total board meetings and committee meetings of which the director was a member.

     The board has adopted a written charter for each of the committees and these charters are summarized below. The Audit Committee charter was amended in December 2002 and a copy of the amended charter is attached as Exhibit A to this proxy statement.

  Compensation Committee

     The Compensation Committee (formerly called the Executive Compensation Committee):

     - evaluates executive and board compensation to insure that they are competitive and serve to accomplish our compensation goals as determined from time to time;

     - approves changes in executive and board compensation plans, policies, metrics and standards;

     - administers and approves payment under incentive (cash or equity) compensation plans;

     - establishes goals for our Chief Executive Officer;

     - reviews the performance of our Chief Executive Officer;

     - evaluates senior management development and succession plans; and

     - evaluates pension plan performance.

During 2002, the Compensation Committee held two meetings.

  Governance Committee

     The Governance Committee:

     - establishes the criteria for selecting new directors;

     - identifies potential candidates to fill director positions when they are available;

     - evaluates the qualifications of candidates and makes recommendations to the board;

     - recommends a slate of directors for election at the annual meeting;

     - devises criteria for periodically evaluating the effectiveness of the board of directors as a whole and the performance of individual directors;

     - evaluates the performance of our board and individual directors;

     - makes recommendations regarding the size of the board, committee structure and assignments and frequency of regular board meetings; and

     - discusses and makes recommendations to the board on matters related to the governance of Technitrol as they relate to corporate conduct and governance structure.

     The Governance Committee met once in 2002. The committee will not consider nominees recommended by shareholders. However, a shareholder may nominate persons to serve as directors at the annual meeting. The committee, together with the board, is responsible for evaluating board performance. The board conducts a formal evaluation of its performance and goal attainment once a year, typically at a meeting in December devoted to that purpose. The Governance Committee determines the process for this evaluation.

  Audit Committee

     The Audit Committee:

     - monitors corporate accounting and reporting practices, including compliance with accounting rules and pronouncements;

     - reviews our quarterly and annual reports on Forms 10-Q and 10-K, including Management Discussion & Analysis (MD&A);

     - evaluates the independent auditor's qualifications, functions and independence;

     - evaluates the performance of the internal audit function and independent auditors;

     - engages and terminates our independent auditing firm;

     - consults with our independent auditor regarding the plan, scope and cost of audit work;

     - reviews our independent auditor's report and management letter with our independent auditor;

     - reviews the adequacy of internal controls and integrity of the financial reporting process, in consultation with the independent accountants and internal audit department;

     - reviews our processes for monitoring compliance with laws and our Statement of Principles;

     - reviews the activities, organizational structure, responsibilities and budget of our internal audit function, the internal audit reports and the adequacy of our internal audit plan;

     - reviews and assesses the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment, including the adequacy of the total insurance program; and

     - provides an open avenue of communication and resolves any disagreements among the independent auditor, our financial and senior management, our internal audit department and our board of directors.

     The review of the auditor's report and management letter includes discussions regarding accounting practices and principles, adjustments and required disclosures. The committee has separate executive sessions with our independent auditors, senior management and the Director of Internal Audit. During 2002, the Audit Committee held four meetings. Each of the members of the Audit Committee is independent, as defined in the New York Stock Exchange listing standards and pertinent securities rules and regulations.

AUDIT COMMITTEE REPORT

     The Audit Committee of the board of directors has:

          1. reviewed and discussed the audited financial statements for the fiscal year ended December 27, 2002 with our management;

          2. discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as the same was in effect on the date of our financial statements;

          3. received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of our financial statements; and

          4.  discussed with our independent auditors their independence.

     Based on the review and discussions referred to in the items above, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 27, 2002 be included in Technitrol's Annual Report on Form 10-K for the fiscal year ended December 27, 2002.

                                          Members of the Audit Committee

                                          Graham Humes, Chairman
                                          David H. Hofmann
                                          Edward M. Mazze

EXECUTIVE COMPENSATION

     The following table describes the compensation of our Chief Executive Officer and the other four most highly compensated executive officers in 2002 for services in all capacities provided to Technitrol and our subsidiary companies.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                   COMPENSATION --
                                                                  RESTRICTED STOCK          ALL OTHER
                                    ANNUAL COMPENSATION(1)           PLAN AWARDS         COMPENSATION(4)
                                ------------------------------   -------------------     ---------------
                                FISCAL                           SHARES      VALUE
NAME AND PRINCIPAL               YEAR     SALARY      BONUS       (2)         (3)
POSITION                        ------   --------   ----------   ------     --------
------------------------------
James M. Papada, III,            2002    $533,187   $  197,000   20,000(7)  $321,400(7)     $964,976
  Chief Executive Officer        2001     525,300            0   20,000(6)   521,600(6)        7,214
  and President                  2000     505,000    1,743,200   30,000(5)   667,500(5)        7,205
--------------------------------------------------------------------------------------------------------
John L. Kowalski,                2002     294,168       10,000    2,400       42,240          90,082
  Senior Vice President          2001     294,015            0    5,000      124,750         148,173
                                 2000     282,800      822,300    1,000       27,843          64,807
--------------------------------------------------------------------------------------------------------
Albert Thorp, III,               2002     240,963       98,400    2,750       48,400          61,588
  Senior Vice President          2001     205,000            0    4,000       99,800          95,674
                                 2000     192,910      836,000      850       23,666          32,579
--------------------------------------------------------------------------------------------------------
David W. Lacey                   2002     181,293       38,000      750       13,200           8,077
  Vice President --              2001     178,600            0    2,250       56,138          42,866
  Human Resources                2000     171,700      445,000      850       23,666          22,721
--------------------------------------------------------------------------------------------------------
Drew A. Moyer,                   2002     159,400      103,400    1,250       22,000          37,719
  Vice President,                2001     157,000            0    3,000       74,850          66,950
  Corporate Controller           2000     150,995      532,000      650       18,098          24,019
  and Secretary
--------------------------------------------------------------------------------------------------------

     All share award amounts shown in this Summary Compensation Table and footnotes have been adjusted for the two-for-one stock dividend in November 2000.

(1) None of the five officers received perquisites or other personal benefits exceeding the lesser of $50,000 or 10% of salary and bonus during the years 2000, 2001 and 2002.

(2) Except for certain grants of restricted stock to Mr. Papada that are described in notes 5, 6 and 7 below, disclosure for fiscal year 2002 represents grants of restricted stock to the named executive officers in September 2002 based on past performance. These shares of restricted stock will vest in September 2005 provided the officer is an employee on such date. At December 27, 2002, the total shares held by each of the above-named officers under Technitrol's restricted stock plans and the value of those shares (based on a closing market price of $16.82 for the Company's common stock on the New York Stock Exchange on that date) were:

                                                            SHARES    VALUE
                                                            ------   --------
Mr. Papada................................................  10,000   $168,200
Mr. Kowalski..............................................   9,860    165,845
Mr. Thorp.................................................   7,950    133,719
Mr. Lacey.................................................   4,000     67,280
Mr. Moyer.................................................   5,150     86,623

     After paying a dividend on shares, including those held under the restricted stock plan, on January 25, 2002, Technitrol discontinued the practice of paying dividends on shares.

(3) The value of restricted stock was calculated by multiplying the closing market price of our common stock on the New York Stock Exchange on the date of the grant by the number of shares awarded. The price and number of shares were adjusted for the November 27, 2000 two for one stock dividend.

(4) Amounts include cash received upon the grant or vesting of restricted stock plan awards for payment of taxes as provided for under the restricted stock plans, Technitrol's contribution under 401(k) Retirement Savings Plans, and term life insurance premiums paid. The detailed amounts for 2002 are shown below:

                                            CASH UNDER
                                         RESTRICTED STOCK                    TERM LIFE
                                              PLANS            401(K) PLAN   INSURANCE
                                      ----------------------   -----------   ---------
Mr. Papada..........................         $956,899            $ 8,000        $77
Mr. Kowalski........................           79,047             11,000         35
Mr. Thorp...........................           53,511              8,000         77
Mr. Lacey...........................              -0-              8,000         77
Mr. Moyer...........................           29,642              8,000         77

     The amount reflected above for Mr. Papada under the heading Cash under Restricted Stock Plans was for the payment of taxes relating to an aggregate of 60,000 shares of restricted stock which were granted in 1999 and 2001 and which vested in 2002.

(5) In 2000, Mr. Papada was awarded 30,000 shares of restricted stock under the Restricted Stock Plan II subject to the achievement of agreed upon performance goals. On June 27, 2001, the Compensation Committee determined that Mr. Papada achieved some of the performance goals related to this grant but did not achieve others and as such earned 10,000 shares (which will vest on March 31, 2003). Mr. Papada forfeited the remaining 20,000 shares. These forfeited shares had a value on the date of grant of $445,000.

(6) In October 2001, in recognition of Mr. Papada's achievement of various restructuring, reorganizing, expense management and cost reduction goals, the Compensation Committee awarded Mr. Papada 20,000 shares of restricted stock under the Restricted Stock Plan II, effective October 24, 2001. These shares vested on October 23, 2002.

(7) In January 2002, the Compensation Committee and Mr. Papada agreed upon six goals to be achieved in 2002. An agreed upon weighting was assigned to each goal. If all six goals had been achieved, Mr. Papada would have received 26,666 shares of restricted stock. On February 14, 2003, the Compensation Committee determined that Mr. Papada achieved five out of the six performance goals related to this grant and, in accordance with the weighting assigned to each goal achieved, earned 20,000 shares. These shares will vest on March 31, 2004.

RETIREMENT PLAN

     We have a defined benefit pension plan for U.S. employees who are not covered by a subsidiary's defined contribution plan or collectively bargained retirement benefits (other than employees who are members of local 2290 IBEW). We generally make annual contributions to the plan based upon actuarial calculations and the salary of each participant. The amounts received depend on the employee's final average salary and years of credited service. The final average salary is the highest average base salary over three consecutive years during the ten year period prior to termination of employment or the date of retirement.

     Effective January 1, 2002, we amended and restated our supplemental retirement plan which supplements the benefits of any employee who participates in our Executive Short-Term Incentive Plan and other employees designated by our board of directors. The benefits depend upon the employee's final average compensation and years of credited service. The final average compensation is the average of the employee's base salary and cash bonus (not in excess of 75% of base salary in the calendar year in which it is paid) during the highest three consecutive calendar years out of the last ten calendar years prior to termination of employment or retirement. The amended and restated supplemental plan provides for accelerated vesting of benefits and a lump sum payment in the event of a change in control.

     The following table describes the approximate annual benefits that an executive receives upon retirement at age 65 under the defined benefit pension plan and the amended and restated supplemental retirement plan, assuming the executive selects a single life annuity payment. The benefits are not subject to any reduction for Social Security or other amounts.

                                                            YEARS OF CREDITED SERVICE
                                               ----------------------------------------------------
FINAL AVERAGE SALARY                           15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------------                           --------   --------   --------   --------   --------
$150,000.....................................   50,700     67,500     67,500     67,500     67,500
 200,000.....................................   67,500     90,000     90,000     90,000     90,000
 250,000.....................................   84,400    112,500    112,500    112,500    112,500
 300,000.....................................  101,300    135,000    135,000    135,000    135,000
 350,000.....................................  118,200    157,500    157,500    157,500    157,500
 400,000.....................................  135,000    180,000    180,000    180,000    180,000
 450,000.....................................  151,900    202,500    202,500    202,500    202,500
 500,000.....................................  168,800    225,000    225,000    225,000    225,000
 550,000.....................................  185,700    247,500    247,500    247,500    247,500
 600,000.....................................  202,500    270,000    270,000    270,000    270,000
 650,000.....................................  219,400    292,500    292,500    292,500    292,500
 700,000.....................................  236,300    315,000    315,000    315,000    315,000
 750,000.....................................  253,200    337,500    337,500    337,500    337,500

     Pensionable compensation under the defined benefit pension plan and amended and restated supplemental retirement plan of the executive officers named in the Summary Compensation Table includes salary and bonus (not in excess of 75% of base salary in the calendar year in which it is paid) as set forth in the Summary Compensation Table. The officers named above who participate in the defined benefit pension plan and their years of credited service are as follows:

                                                                   YEARS OF
OFFICERS                                                       CREDITED SERVICE
--------                                                       ----------------
Mr. Papada..................................................           4
Mr. Thorp...................................................          13
Mr. Lacey...................................................           4
Mr. Moyer...................................................          13

     The years of credited service under the amended and restated supplemental retirement plan for the above named officers is the same as under the defined benefit pension plan described above, with the exception of Mr. Papada, who has nineteen years of credited service under the amended and restated supplemental retirement plan.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

     Mr. Papada's amended compensation arrangement provides that he may be granted restricted stock under Restricted Stock Plan II, as follows: 26,666 shares in 2003 and 26,668 shares in 2004, which vest on March 31, 2005 and March 31, 2006, respectively, if he achieves the performance requirements established for him annually by the board of directors. By informal agreement between Mr. Papada and the Compensation Committee, the award of these shares may be delayed until performance of agreed upon goals is attained, if at all. In any event, in addition to attaining these performance goals, Mr. Papada must remain an employee until the vesting date which is approximately one year after the date on which the shares have been awarded to him. Mr. Papada's compensation prior to 2003 is described above in the Summary Compensation Table.

     In the event of a change in control:

     - all restricted shares granted and not forfeited will immediately vest (irrespective of whether performance has been attained) and all restricted stock awards not yet granted will be granted and will immediately vest; and

     - Mr. Papada will be paid two years base salary, a cash bonus equal to the maximum amount then allowed by the executive incentive plan and certain amounts for federal and state taxes due as a result of such payments and awards of stock.

     Mr. Papada is eligible to receive benefits under our amended and restated supplemental retirement plan which is described above under the heading "Retirement Plan." Notwithstanding anything to the contrary in the Plan, in the event of a change in control of the company, Mr. Papada will be paid the benefits he has accrued under the Plan as of the date on which the change of control occurs and an amount that is sufficient to reimburse him for federal, state and local taxes due as a result of such payments under the Plan.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     We pay our non-employee directors an annual cash retainer of $16,000. Committee chairmen are paid an additional $2,000. Mr. Papada is the only employee director and receives no compensation as a director. Non-employee directors also receive $2,000 for each board meeting that they attend and $750 for each committee meeting that they attend. In addition, each non-employee director receives a grant of our common stock in May of each year with a market value at the time of grant of $25,000 under the Technitrol, Inc. Board of Directors Stock Plan. The directors may defer all or part of their fees and stock grants. Deferred cash fees accrue interest.

     Our compensation of non-employee directors is based on an extensive review of director compensation paid by companies of similar size to ours. It is designed to be competitive, highly performance-oriented, and linked to your interests as shareholders. Stock grants are taxable to the director when received.

BOARD STOCK OWNERSHIP

     Our directors adopted a number of policies and procedures to strengthen their independence and to improve their ability to maximize the company's value to you as shareholders. These policies include:

          (1) the establishment of a board comprised exclusively of non-employee directors, except for the Chief Executive Officer, and

          (2) the requirement that all directors purchase not less than $100,000 of our common stock (based on cost basis) during his or her initial three year term. Shares received as part of director's fees count in the calculation of shares "purchased" since they are received in exchange for services and constitute ordinary income to the director on which he/she is responsible for income taxes. When a director has purchased shares of common stock with a cost basis of $100,000, there is no further obligation to acquire additional shares and the director is deemed to have made a meaningful investment in our common stock. However, directors are encouraged to continue to purchase common stock to clearly align their interests to those of the shareholders in a material way.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                        EXECUTIVE COMPENSATION POLICIES

     The Compensation Committee of the Technitrol board of directors, formerly the Executive Compensation Committee, administers our executive compensation program. All issues regarding director and executive compensation are reviewed and approved by the committee. These issues include retainer, meeting fees and stock awards in the case of directors and base salary, cash bonus, long-term incentives and executive benefit programs in the case of executives. In the case of the CEO's compensation, it makes recommendations to the full board for its approval.

COMPENSATION PHILOSOPHY

     The purpose of our executive compensation plan is to retain and attract the talent required for the continued and successful growth of our company, while clearly linking incentive compensation to company and segment performance; and therefore, shareholder value. The plan reflects a performance-based approach to executive compensation. The elements of our executive program include base salary, cash bonus and long-term incentives. This mix of elements weights the cash bonus and long-term elements more heavily than base salary in the total compensation package, putting a greater share of total compensation "at risk." Cash bonus and long-term stock compensation are structured so that payouts begin modestly but escalate significantly as performance exceeds stated objectives. The committee adopted this philosophy in 1999. The committee believes that the executive compensation program has been successful in retaining and motivating key executives.

     As noted above, our compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of compensation not based on performance in excess of $1 million paid to certain executive officers. The committee continues to manage its executive compensation program for its executive officers to preserve the related federal income tax deductions, although individual exceptions may occur.

     In January, 2002, Mercer Human Resources Consulting, acting at the request of the committee, presented a report to the board of directors which reviewed and compared our short-term cash bonus plan and long-term equity plans to new and emerging trends in executive compensation plan design. Mercer concluded that our plans, which are weighted more heavily to awards of restricted stock and cash bonuses linked to performance, reinforce an entrepreneurial approach, promote long-term ownership of company stock and are cohesively and properly aligned with shareholder interests. Mercer also concluded, and the committee believes, that the short-term and long-term plans are competitive and align the interests of our executives with the interests of our shareholders. However, business conditions are constantly changing and the committee intends to continue to monitor, with the help of consultants retained by the committee, base salary and incentive practices prevalent in our industries and to compare them to our current practices from time to time.

REVIEW OF BASE SALARY AND TOTAL COMPENSATION FOR EXECUTIVES

     Base salary is one of the three compensation elements for executives. The other two -- cash bonus awards paid quarterly if earned (based on agreed upon financial objectives) and long-term incentives -- are weighted more heavily and give the total compensation package more leverage by tying awards to performance.

     After reflection on current business conditions and examination of past salary increases, the committee approved the following changes in base salary for executives in the business segments and the corporate office. After no change in base salaries for 18 months, the executives in the corporate office received a 3% increase effective as of July 1, 2002. After no change in base salaries for 24 months, executives at AMI Doduco received a 3% base salary increase and Pulse executives received a 2.5% base salary increase, effective January 1, 2003. The committee has been advised that these increases are below those which are currently the averages being awarded to executives in similar businesses. However, the size and timing of these increases reflect our reluctance to increase executive base salaries at a time of uncertain business and market conditions. The committee will again review base salaries in mid-2003, as part of its continuing monitoring of current practices referred to above.

SHORT-TERM INCENTIVE PLAN

     In 1999, the committee adopted and the board of directors approved a Short-Term Incentive Plan, which we refer to as the STIP. The STIP is designed to provide cash bonuses to our executives based on quarterly performance, but only if they attain annually established economic profit (EP), net operating profit (NOP) and earnings per share (EPS) objectives established by the board of directors. In 2002, twenty persons were eligible to participate in the STIP, seven at the corporate office, seven in the Electronic Components Segment (ECS) and six in the Electrical Contact Products Segment (ECPS). The STIP, with its quarterly payment features and group award format, is intended to create a strong team focus among participating executives on meeting their performance objectives on a quarterly basis and creating and fostering the teamwork necessary to do so. The committee believes that these criteria and the objectives relating to each are those which are most closely aligned with the creation of shareholder value.

     EP is the after-tax operating income of the relevant segment or the entire company less the imputed cost of capital applicable to the relevant segment or the company as a whole. Some companies refer to this as EVA. This goal stresses maximum asset utilization, operating profit and careful tax planning. Each of our segments and the company as a whole has its own independently calculated cost of capital. NOP represents earnings before interest, taxes and other non-operating items of the relevant segment or the company as a whole but, as used in the STIP, includes amortization of intangibles, stock-based compensation expenses and the cost of STIP payments themselves. This results in making the STIP payment, in effect, self-funding. That is, the EP and NOP goals must be met after deducting the cost of any STIP payment. EPS reflects our net after-tax profit for the company as a whole on a per-share basis. The STIP provides that the committee may change the weighting given to EP, NOP and EPS and may, where it deems appropriate, substitute other performance metrics. To date, no metrics other than EP, NOP and EPS have been used.

     The committee, in consultation with the CEO, established quarterly EP and NOP targets for our two business segments and EP and EPS targets for the corporate STIP participants for 2002. These targets for executives in the business segments and in the corporate office were drawn directly from the 2002 business plan which our board of directors approved.

     Throughout 2002, overall business conditions in the markets served by the company continued to be much weaker than was projected in late 2001 when the 2002 financial plans were made. As such, business performance as measured by economic profit (EP), net operating profit (NOP) and earnings per share (EPS) did not achieve plan in 2002 for our ECS and corporate office and, therefore, no executives in the ECS or at the corporate office earned any cash payments under the STIP in 2002. However, executives in the ECPS achieved target performance for EP and NOP in the third quarter of 2002 and earned small cash awards amounting to $200,000 in the aggregate. This was the only cash award paid under the STIP in 2002 throughout the company.

     Notwithstanding the fact that planned financial performance was not met in 2002, the committee, noting the significant improvements in business performance in 2002 and management's continued successful efforts to reduce expenses and maximize profits in an environment of rapidly decelerating average selling prices, made a discretionary award of an aggregate of $500,000 to executives in the ECS and corporate office and certain other employees in the ECS and corporate office. This aggregate award excluded the Chief Executive Officer whose compensation is described below. These cash awards were a one-time special bonus to reward members of such executive group and other employees who made significant contributions during the previous two years. The committee determined that the cash awards were modest in amount but that it was appropriate and important to recognize and retain those executives and employees whose achievements better position the company and its business segments to reach EP, NOP and EPS targets in 2003 and beyond. The committee also has been advised by its consultants that similar one-time bonus payments have been used by many companies in 2002 as they determined that planned performance was rendered impossible to meet because of continued poor business conditions.

LONG-TERM INCENTIVES

     In 2002, the committee decided to reduce the number of shares of restricted stock available for grant under the Restricted Stock Plan II to executives and other eligible employees by seven percent (7%) compared to 2001.

     In prior years, the restricted stock awarded to executives (other than the Chief Executive Officer) under our Restricted Stock Plan II was subject only to a three-year service vesting requirement, meaning that the executive must remain an employee until the third anniversary of the restricted stock award date; otherwise he or she forfeits the restricted stock. At the recommendation of management, and in accordance with the terms of the Restricted Stock Plan II, at its July 15, 2002 meeting, the committee decided to continue the three-year service vesting requirement with respect to fifty percent (50%) of the restricted stock to be awarded to executives under the plan in 2002. However, with respect to the remaining fifty percent (50%) of the restricted stock to be awarded in 2002, the committee, in addition to the three-year service vesting requirement, imposed a requirement that certain performance criteria be achieved.

     The committee allocated an aggregate of 46,200 shares of restricted stock to be granted to the executive group in the business segments and corporate office (other than the Chief Executive Officer) in 2002, of which 23,100 shares were granted in August 2002 to twenty-five executives, subject only to the three-year service vesting requirement. The remaining 23,100 shares of restricted stock available for grant to the executive group were subject to the attainment of economic profit (EP) targets for the last four months of 2002. None of these shares were earned.

     The combination of the reduced number of shares of restricted stock available for grant under the plan and the failure to earn half of them lowered the overall value of long-term incentives for our executive group in an absolute sense and on a relative basis to what peer companies did mainly with allocations of stock options. It also significantly reduced the value of long-term incentives for our executive group from previous years.

     No senior executive participating in the STIP and the long-term restricted stock program has ever received any stock options other than under the company's Employee Stock Purchase Plan, in which all employees may participate in an equal fashion.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In determining the total compensation in 2002 for Mr. Papada, our Chairman of the Board and Chief Executive Officer, the committee made the following determinations with respect to his base salary, Short Term Incentive Plan (STIP) cash bonus award, long-term equity incentives and other compensation.

     For Mr. Papada's base salary, the committee approved a 3% increase, effective July 1, 2002, consistent with the salary increase actions implemented for all company executives. The committee presented its base salary increase recommendation to the board of directors, which approved the change.

     Cash awards under the STIP for Mr. Papada are based on the achievement of financial and performance metrics. Throughout 2002, the committee assessed Mr. Papada's quarterly performance on the financial metrics of EP and EPS. Although continued weak market conditions contributed significantly to missing the EP and EPS targets, because such targets were not achieved, Mr. Papada did not receive any cash awards under the STIP.

     As it did regarding other executives in the company, the committee determined that market conditions prevailing in 2002 made it impossible to attain financial goals which were established at the end of 2001 and which were based on a very different market dynamic than was actually the case in 2002. Noting the continued efforts and success in reducing costs, restructuring and streamlining the company's operations to the "right size" for current market conditions, the significant increase in profitability in each successive quarter of 2002 and the continued improvement in working capital and cash flows, the committee approved a cash bonus of $197,000 (compared to zero in 2001 and $1,743,200 in 2000 under the STIP) for Mr. Papada. The board of directors concurred with this decision. This cash payment was a one-time special cash bonus, separate and apart from the STIP. As noted above, the committee was advised by its consultant that many other companies have taken a similar one-time approach to incentives as well.

     The CEO's long-term awards of restricted stock under our Restricted Stock Plan II until 2004 are governed by his compensation arrangement which is described above under the caption titled Executive Employment Arrangements. In early 2002, Mr. Papada and the committee agreed upon six specific performance goals, each with a separate weighting, which, if achieved by December 31, 2002, would result in an award of an aggregate of 26,666 shares of restricted stock which would vest 15 months thereafter. The goals and their weighting were approved by the board of directors at its January, 2002 meeting. On February 14, 2003, the committee reviewed Mr. Papada's actual performance against these six goals. The committee determined that Mr. Papada had completely achieved five of his goals and had achieved 50% of his sixth goal. Using the weighting assigned to each goal, the committee determined that Mr. Papada had earned 20,000 of his potential 26,666 shares of restricted stock.

     The committee believes that Mr. Papada's overall compensation in 2002 was fair and reasonable in the context of the company's performance, the performance of other technology companies similarly situated, his individual goal achievement and relevant, prevailing trends for executive compensation.

                                          Compensation Committee

                                          John E. Burrows, Jr., Chairman
                                          Rajiv L. Gupta

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John E. Burrows, Jr. and Rajiv L. Gupta are the current members of the Compensation Committee. Neither of the members of the Compensation Committee are currently or were during 2002 officers or employees of Technitrol or any of its subsidiaries.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The graph on the following page compares the growth in value on a total-return basis of $100 investments in TECHNITROL, the RUSSELL 2000(R) Index and the DOW JONES ELECTRICAL COMPONENTS AND EQUIPMENT INDUSTRY GROUP INDEX between December 31, 1997 and December 27, 2002. Cash dividends paid are considered as if reinvested. The graph does not reflect intra-year price fluctuations.

     The RUSSELL 2000(R) Index consists of the 2,000 smallest companies and about 8% of the total market capitalization of the Russell 3000(R) Index. The Russell 3000 represents about 98% of investable U.S. equity securities. As of the latest reconstitution, the average market capitalization of the Russell 2000 was approximately $490 million.

     The DOW JONES ELECTRICAL COMPONENTS AND EQUIPMENT INDUSTRY GROUP INDEX includes the common stock of Actuant Corp. Class A, Acuity Brands, Inc., American Power Conversion Corp., American Standard Cos. Inc., Ametek, Inc., Artesyn Technologies, Inc., AVX Corp., Ballard Power Systems Inc., Benchmark Electronics, Inc., C&D Technologies, Inc., Celestica, Inc., Checkpoint Systems, Inc., Cooper Industries, Inc., CTS Corp., FuelCell Energy, Inc., Gennum Corp., GrafTech International Ltd., Hubbell Inc. Class B, Integrated Circuit Systems, Inc., Jabil Circuit, Inc., Kemet Corp., Littelfuse, Inc., Methode Electronics, Inc. Class A., Molex, Inc. and Molex, Inc. Class A, Onex Corp., Park Electrochemical Corp., Plexus Corp., Plug Power, Inc., Power-One, Inc., Sanmina-SCI Corp., Solectron Corp., SPX Corp., Technitrol, Inc., Thomas & Betts Corp., Three-Five Systems, Inc., Vicor Corp., Vishay Intertechnology, Inc., and York International Corp.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                        1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
 Technitrol            100.00    107.08    150.73    279.66    188.63    115.33
 Russell 2000(R)
  Index                100.00     97.45    118.17    114.60    117.46     93.63
 Dow Jones
  Electrical           100.00    111.92    164.94    111.31     78.56     46.06
 Components &
  Equipment
 Industry Group
  Index

                            SHAREHOLDERS' PROPOSALS

     Our Corporate Secretary must receive shareholders' proposals by November 26, 2003 to be included in the proxy statement for our annual meeting in 2004. The proxies that we obtain may be voted in our discretion when a shareholder proposal is raised at the annual meeting, unless the Company received notice of the shareholder proposal by February 9, 2004. We will communicate any change to these dates to our shareholders.

              AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

     The principal accountant for the year 2003 will be selected and appointed by the Audit Committee following a review of the 2003 audit scope requirements and related issues. KPMG LLP was our principal accountant for the year 2002. The selection of the principal accountant will be made in accordance with the Audit Committee Charter and its planned agenda in 2003. A representative of KPMG will attend the annual meeting to answer your questions. He will have the opportunity to make a statement.

  AUDIT FEES

     For the fiscal year ended December 27, 2002, the aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 27, 2002 were $1,088,000. The fees for these services for the year ended December 28, 2001 were $844,300.

  AUDIT-RELATED FEES

     For the fiscal year ended December 27, 2002, the aggregate fees billed by KPMG for audits of financial statements of certain employee benefit plans and acquisition-related services were $105,400. The fees for these services for the fiscal year ended December 28, 2001 were $204,031.

  TAX FEES

     For the fiscal year ended December 27, 2002, the aggregate fees incurred by us to KPMG for tax consultation and tax compliance services (except services related to audits) were $332,671. The fees for these services for the fiscal year ended December 28, 2001 were $601,696.

  ALL OTHER FEES

     For the fiscal years ended December 27, 2002 and December 28, 2001, we did not incur any other fees for services rendered by KPMG.

     The Audit Committee has reviewed the non-audit services currently provided by KPMG and has considered whether the provision of such services is compatible with maintaining the independence of our independent auditors. It concluded that KPMG is independent, as defined in the pertinent securities rules and regulations.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors and persons who own more than 10 percent of our shares outstanding to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and 10 percent holders must furnish us with copies of all forms that they file.

     Based on a review of the copies of these forms that have been provided to us, or written representation that no forms were required, we believe that there were no late filings in 2002 and no known failures to file a required form.

                                          By order of the board of directors,

                                          [DREW A. MOYER SIGNATURE]
                                          Drew A. Moyer
                                          Vice President and Corporate Secretary

March 26, 2003

                                   EXHIBIT A

                                TECHNITROL, INC.
                            AUDIT COMMITTEE CHARTER

I.  MISSION STATEMENT

     The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities by:

     - reviewing the financial reporting process in place to ensure the integrity of the Company's financial statements,

     - evaluating the independent auditor's qualifications and independence,

     - evaluating the performance of the Company's internal audit function and independent auditors,

     - assessing the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment; and

     - reviewing the processes to monitor compliance with laws and regulations and the Technitrol, Inc. Corporate Statement of Principles.

     The Audit Committee will provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department and the Board of Directors. The Audit Committee has the sole authority to engage and terminate the Company's independent auditors, to approve any non-audit engagement by the Company's independent auditors and to approve all audit engagement fees and terms. Each Committee member shall work diligently to obtain an understanding of the detailed responsibilities of Committee membership as well as the Company's business, operations and risks. The Audit Committee will also prepare the report that SEC rules require to be included in the Company's annual proxy statement.

II.  ORGANIZATION

     The Audit Committee shall be comprised of three or more Directors, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent, unbiased judgment as a member of the Committee. The terms "independent" and "independence" shall be as defined in the New York Stock Exchange Corporate Accountability and Listing Standards.

     Each member of the Committee shall have a working knowledge of basic finance and accounting practices. The Chairperson of the Committee must have accounting or related financial management experience. Unless the Board otherwise determines in compliance with existing law, at least one member of the Committee is to be considered a "financial expert". The term "financial expert" shall be as defined by the Securities and Exchange Commission.

     The members of the Committee shall be appointed by the Board, in consultation with the Chairman, which shall also select the Chairperson of the Audit Committee. Appointments shall be made in accordance with procedures established by the Governance Committee of the Board of Directors from time to time. An Audit Committee member may not simultaneously serve on the Audit Committee of more than two public companies.

     The Company will adequately fund the budget of the Audit Committee. The budget will include, at a minimum, payments to the independent accountants for audit services and, if necessary, other professionals retained by the Audit Committee from time to time.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. On an annual basis, the Committee must complete a written evaluation of the Committee's performance against its charter and the goals established annually by the Committee for itself.

III.  DUTIES AND RESPONSIBILITIES

A.  FINANCIAL REPORTING

1. Review, with management and the independent auditor, the Company's annual 10-K filing, including the financial statements, independent auditor reports, officer certifications required by the SEC, and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any acquisition related audited statements required by Regulation S-X of the Securities Exchange Act of 1934.

2. Review, with management and the independent auditor, the Company's quarterly financial results prior to the release of earnings and the Company's quarterly 10-Q filing, including the financial statements, officer certifications required by the SEC, and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing.

3. Discuss with management financial information and earnings guidance provided to analysts and rating agencies.

4. Determine if the financial statements and reports referred to in no. 1 and 2 above are complete in all material respects and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles.

5. Review with Company senior management and the independent auditor, management's handling of any proposed audit adjustments identified by the independent accountants.

6. Meet with the independent auditor to review the results of the annual audit, their judgments about the quality and appropriateness of the Company's accounting principles, and any audit problems or difficulties and management's response.

7. Review and resolve any significant disagreement among the Company's management and the independent accountants or the internal audit department in the financial reporting process.

8. Review the integrity of the Company's financial reporting process, both internal and external, in consultation with the independent accountants and the internal audit department.

9. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or the Company's senior management.

10. Review with independent accountants and Company senior management the extent to which changes and improvements in financial and accounting practices, as approved by the Audit Committee, have been implemented.

INTERNAL AUDIT

1. Review the activities, organizational structure, responsibilities and budget of the internal audit function.

2. Review the qualifications of the persons assigned to the internal audit function and review the appointment, replacement or dismissal of the director of internal audit.

3. Review the effectiveness of the internal audit function by approving or amending the annual audit plan, monitoring progress and the adequacy of resources to address the approved audit plan.

INDEPENDENT AUDITOR

1. Approve the independent accountants' proposed audit scope, approach and fees.

2. At least annually, obtain and review a report by the independent auditor describing:

    - the firm's internal quality-control procedures, and

    - any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

3. Confirm the independence of the independent accountants by discussing and reviewing all significant relationships that the independent accountants have with the Company and obtaining their assertion of independence in accordance with professional standards.

4.  Review the performance of the independent auditor.

5. Engage and terminate the Company's independent auditor and present conclusions on the appointment or discharge of the independent auditor to the Board of Directors.

6. Approve in advance of the Company's final commitment all consulting arrangements and any other non-audit service with the Company's independent auditors.

7.  Approve all audit fees and terms.

D.  RISK ASSESSMENT AND RISK MANAGEMENT

1. Discuss with Company senior management guidelines and policies governing the risk assessment and risk management processes.

2. Review with Company management, the internal auditors and the independent accountants, significant risks and exposures. Review management's plans and processes to minimize such risks, including insurance coverage.

3. Evaluate whether Company management is adequately communicating the importance of internal control to all relevant personnel.

4. Periodically privately consult with the independent accountants about internal controls and the completeness and accuracy of the Company's financial statements.

5. Review whether the internal control recommendations made by the internal auditors and the independent accountants are being implemented by Company management and, if not, why not.

E. COMPLIANCE WITH RELEVANT LAWS, REGULATIONS AND TECHNITROL'S STATEMENT OF PRINCIPLES

1. Require that the Company maintain and publish a written Statement of Principles which embodies the Company's business ethics.

2. Evaluate whether the Company's Statement of Principles is adequately communicated to all Company employees.

3. Review the effectiveness of the system for monitoring compliance with the Company's Statement of Principles.

4. Periodically obtain updates from the Company's senior management regarding procedures and processes to ensure compliance with applicable laws and regulations (including but not limited to, securities, tax and environmental matters).

F.  OTHER RESPONSIBILITIES

1. Meet at least quarterly with management, the director of internal audit and the independent auditors in separate sessions.

2.  Review officers' expenses and perquisites at least once a year.

3. Review all consulting fees paid by the Company to any organization where such fees exceed $250,000 annually.

4. Institute special investigations, if necessary, and hire special counsel or experts to assist, if appropriate.

5. Review and update this Charter at least annually, and obtain approval of changes from the Board.

6. Set clear hiring policies for employees or former employees of the independent auditors.

7. Review the procedures established for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

8. Review the procedures established allowing the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and resolution of such concerns, if any.

9. Review with the Board of Directors, any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or performance of the internal audit functions.

10. Perform other oversight functions as requested by the full Board of Directors.

11. As considered necessary in the course of fulfilling Audit Committee duties, obtain advice and assistance from outside legal, accounting or other advisors.

12. Report after each meeting to the Board of Directors regarding actions taken and matters discussed by the Committee.

                                REVOCABLE PROXY
                                TECHNITROL, INC.

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE

                            2003 ANNUAL MEETING PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 7, 2003 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 21, 2003, or any adjournment thereof.

                                     COMMON

                                   DIRECTORS
                                   RECOMMEND
                                   ---------
                                      "FOR"

                                               WITH-   FOR ALL
                                    FOR        HOLD    EXCEPT
1.    Election of Directors         [ ]         [ ]      [ ]
      JOHN E. BURROWS, JR.
      RAJIV L. GUPTA
      JAMES M. PAPADA, III


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW.

---------------------------------------

2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

      WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED AND IN ACCORDANCE WITH THE PROXY STATEMENT. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

Please be sure to sign and date
  this Proxy in the box below.


Date
------------------------


---------------------------         -------------------------------
Shareholder sign above              Co-holder (if any) sign above


   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                TECHNITROL, INC.


      Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

         PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


---------------------------------------

---------------------------------------

---------------------------------------

                                REVOCABLE PROXY
                                TECHNITROL, INC.

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE

                            2003 ANNUAL MEETING PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 7, 2003 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 21, 2003, or any adjournment thereof.

                                TECHNITROL 401K

                                   DIRECTORS
                                   RECOMMEND
                                   ---------
                                      "FOR"

                                               WITH-   FOR ALL
                                    FOR        HOLD    EXCEPT
1.    Election of Directors         [ ]         [ ]      [ ]
      JOHN E. BURROWS, JR.
      RAJIV L. GUPTA
      JAMES M. PAPADA, III

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW.

---------------------------------------

2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

      WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED AND IN ACCORDANCE WITH THE PROXY STATEMENT. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

Please be sure to sign and date
  this Proxy in the box below.


Date
------------------------


---------------------------         -------------------------------
Shareholder sign above              Co-holder (if any) sign above

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                TECHNITROL, INC.

      Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.



---------------------------------------

---------------------------------------

---------------------------------------

                                REVOCABLE PROXY
                                TECHNITROL, INC.

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE

                            2003 ANNUAL MEETING PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 7, 2003 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 21, 2003, or any adjournment thereof.

                                   PULSE 401K

                                    DIRECTORS
                                    RECOMMEND
                                    ---------
                                      "FOR"

                                               WITH-   FOR ALL
                                    FOR        HOLD    EXCEPT
1.    Election of Directors         [ ]         [ ]      [ ]
      JOHN E. BURROWS, JR.
      RAJIV L. GUPTA
      JAMES M. PAPADA, III

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW.

---------------------------------------

2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

      WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED AND IN ACCORDANCE WITH THE PROXY STATEMENT. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

Please be sure to sign and date
  this Proxy in the box below.


Date
------------------------


---------------------------         -------------------------------
Shareholder sign above              Co-holder (if any) sign above

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                TECHNITROL, INC.

      Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

         PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.



---------------------------------------

---------------------------------------

---------------------------------------